Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
BINDING LETTER AMENDMENT BETWEEN
INTEL CORPORATION
AND CLEARWIRE CORPORATION
     This binding letter amendment (the “Amendment”) by and between Clearwire Communications LLC (“Clearwire”) and Intel Corporation (“Intel”) shall serve to amend, supplement and restate that certain Market Development Agreement dated November 28, 2008 (“MDA”) between the parties. Capitalized terms used in this Amendment that are not defined herein, shall have the same definition as used in the MDA. The effective date of this Amendment is May 3, 2010 (“Effective Date”). In the event of any conflict between this Amendment and the MDA, this Amendment shall control provided that all remaining and non-conflicting terms and conditions contained in the MDA shall remain in full force and effect.
Whereas both Parties remain committed to the idea of driving the embedded WiMAX market segment as envisioned in this MDA, the rationale for this Amendment is a combination of changes in the macro-business environment and the experience of both Parties in dealing with the channel for embedded WiMAX devices in 2009. Therefore, the Parties now agree to certain changes in the MDA, for valuable consideration, the adequacy and receipt of which are hereby acknowledged, as follows:
1. Activation Fees and New Incentive Plan. Notwithstanding any provision in the MDA to the contrary, the following provisions shall control with respect to activation fees:
1.1 Section 5 of the MDA is hereby deleted, and activation fees will no longer be payable by Clearwire to Intel. Instead of paying activation fees directly to Intel as specified in the MDA, Clearwire may provide activation incentive fees directly to various Device distribution channels (including without limitation Device OEMs, online and/or physical retail outlets) as follows:
1.1.1 Clearwire may, in its discretion, perform activities and provide incentives (e.g., bounties, promotions and the like, all of which are collectively referred to as “Incentives”) that will encourage Clearwire’s retail Customers (i.e., those Customers who purchase a CLEAR branded service from Clearwire versus an MVNO or Other Reseller) with WiMAX embedded Devices to Activate them on the Clearwire Network. These Incentives may be completed in partnership with the OEMs, retail channels and/or Customers. Incentives could include economic incentives, discounts, marketing activities, promotions or other valuable consideration. For the duration of [*****], Clearwire agrees to offer such

Incentives, and further agrees that these Incentives will amount to not less than [*****].
1.1.2 If (a) [*****] of all [*****] are embedded with [*****], and (b) Clearwire, measured from [*****] through [*****], activates more than [*****] of the [*****] sold during the measurement period [*****] via the CLEAR retail-branded service (versus an MVNO or Other Reseller service), and (c) Clearwire has paid less in Incentives than it would have otherwise paid to Intel in Embedded Device Activation Fees under the original MDA during that same measurement period, then Clearwire will [*****] of the net savings achieved by Clearwire during that measurement period to Intel. For example, if [*****] of the [*****] contain [*****], Clearwire [*****] activates [*****] of the [*****], and Clearwire calculates that it spent [*****] in Incentives but would have otherwise paid Intel [*****] in Embedded Device Activation Fees, then Clearwire shall pay to Intel [*****], which amount represents [*****] net savings.
1.1.3 If (a) [*****] or more of all [*****] are embedded with [*****], and (b) Clearwire, measured from [*****] through [*****], has [*****] greater than [*****] via the CLEAR retail-branded service (versus MVNO or Other Reseller service), and (c) Clearwire has paid less in Incentives than it would have otherwise paid to Intel in Embedded Device Activation Fees under the original MDA during that same measurement period, then Clearwire will pay [*****] of the net savings achieved by Clearwire during that measurement period to Intel. For example, [*****] of all [*****] are embedded with [*****], Clearwire [*****] activates [*****] of the [*****] and Clearwire calculates that it spent [*****] in Incentives but would have otherwise paid Intel [*****] in Embedded Device Activation Fees, then Clearwire shall pay to Intel [*****], which amount represents [*****] net savings.
1.2 Clearwire and Intel acknowledge that part of the intended purpose of the parties entering into this Amendment and creating an alternative plan for delivery of Incentives (the “New Incentive Plan”) is to create similar offers between Embedded Devices and those [*****] devices (“[*****] Devices”) that are used with [*****] Devices [*****] whose sole purpose is to [*****]. For the avoidance of doubt, [*****] devices [*****] that contain [*****] are not considered [*****] Devices. In furtherance of the aforesaid purpose, during [*****], Clearwire agrees that, as to the retail distribution channel, it will not intentionally structure the New Incentive Plan in such a manner that would cause purchasers to favor [*****] Devices over Qualifying Intel Devices based solely on the availability of Incentives. Notwithstanding the foregoing, the parties acknowledge that Clearwire may have specialized promotions for [*****] Devices with no obligation to offer the same or similar promotions for Qualifying Intel Devices. The parties further acknowledge that there will be circumstances under which the New Incentive Plan will offer [*****] Devices in “give away” or similar promotions from time to time, or under a lease program, and that in the [*****] beyond [*****] the strategy of the New Incentive Plan could change based [*****], and such activities will not constitute a breach of this provision.

2. Expansion of target systems and clarification roles and responsibilities with respect to PC OEMs. While the express purpose of the MDA was to target activations of Performance Notebooks, the parties acknowledge that since execution of the MDA there have been shifts in market consumption mix, the result of which Intel is now targeting additional mobile Devices and price points across a much wider range to help ensure a greater volume and wider selection of Embedded Devices in the market. Therefore Clearwire and Intel agree to delete Section 8 from the MDA, and to make the following modifications to the MDA:
2.1 In furtherance of Intel’s goal of shifting its target market, Intel and Clearwire will meet at mutually agreeable regular times to share relevant information, as permitted by applicable law, to closely coordinate on the OEM design-in/design win process and the retail distribution process to ensure that (a) the parties are collectively driving an aggressive deployment of Embedded Devices available in the markets where the Clearwire Network has been deployed and commercially launched, and (b) Embedded Devices are being Activated on the Clearwire Network by paying Customers (regardless whether such Customers Activated via Clearwire or via its MVNO partners).
2.2 Based upon their respective past experience, Clearwire and Intel agree to the following clarifications of their roles with respect to OEMs. For any Generic Embedded Devices (as that term is defined in those certain MVNO agreements between Clearwire and, respectively, Sprint Nextel Corporation, Comcast Corporation, Time Warner Communications, and Brighthouse Networks) based on Intel components, Intel will be solely responsible for coordinating with OEMs any technical engagements that affect the design or manufacturing of the platform and for coordination of Intel co-op marketing programs (e.g. JMP/IIP) with OEMs. [*****].
2.3 Clearwire will be free to enter into and pursue exclusive derivative SKU deals with OEMs provided that such deals are incremental in nature and do not replace a SKU from the base list of available Generic Embedded Devices. For these SKUs Clearwire will be solely responsible for all technical and marketing conversations with the OEM. Clearwire will use commercially reasonable efforts to enter into a separate agreement with its MVNO partners pursuant to which the MVNO partners will be free to pursue exclusive derivative SKU deals with OEMs provided that such deals are incremental in nature and do not replace an SKU out of the base list of available Generic Embedded Devices.
3. Coordination of Marketing and Demand Generation Activities. The parties acknowledge that the MDA specified the spending of certain targeted dollar amounts by each party for cross promotional activities by Clearwire and Intel. The parties further acknowledge that [*****]. Therefore Clearwire and Intel agree to delete Sections 10 and 11.1 through 11.4 of the MDA and to make the following modifications to the MDA:
3.1 The entire co-branding concept as originally envisioned in the MDA is no longer appropriate or required, and any provisions directed specifically to co-branding are hereby deleted and of no further effect.

3.2 Neither Clearwire nor Intel will be obligated to spend fixed dollar amounts on market demand creation activities, [*****].
3.3 Intel commits to perform in-market promotions, merchandizing, public relations and other market demand creation activities to support sales of Embedded Devices through a range of channels for activation on the Clearwire Network by Clearwire and its MVNO partners.
3.4 Clearwire commits to perform in-market promotions, merchandizing, public relations and other market demand creation activities to support sales of Embedded Devices through a range of channels for activation on the Clearwire Network.
4. Elimination of Revenue Share and Other Commitments. The parties acknowledge that the MDA specified that Clearwire would share with Intel certain portions of Clearwire’s revenue. The parties further acknowledge that market conditions have changed in a manner that no longer warrant (a) a revenue share structure between the parties, (b) an Embedding Rate commitment from Intel, and/or (c) a POPs Coverage commitment from Clearwire. Therefore Clearwire and Intel agree to make the following modification to the MDA:
4.1 Clearwire and Intel agree to delete Sections 4.1 through 4.3, 6, 7, and 12 from the MDA any revenue share commitment, Embedding Rate commitment and POPs Coverage commitment of any kind and all provisions calling for any of the above shall have no further force or effect.
5. Commitment to Maintain Compatibility. The parties desire to ensure that there is continued commitment to maintain compatibility between the Clearwire Network and Intel Devices. Therefore Clearwire and Intel agree to add the following provision to the MDA.
5.1 Intel and Clearwire agree to meet regularly at mutually agreeable times to share roadmaps with the intent of communicating plans about new features and other changes between the Clearwire Network and Intel-based Devices, all as permitted by applicable law. Neither party will be restricted from introducing new features or other improvements prior to the other’s capability to support such features and/or improvements, provided however that neither party will knowingly or intentionally introduce changes to either the Clearwire Network or to Intel-based Devices that negatively affects the performance and/or function of the Clearwire Network or Intel-based Devices previously validated to work on the Clearwire Network without making commercially reasonable efforts to discuss same with the other party prior to introducing such change. Intel and Clearwire will work together to communicate about the potential need to test and validate network changes and devices changes.
6. Termination for Convenience. The parties desire to amend the MDA to add mutual right to terminate for convenience. Therefore, Clearwire and Intel agree to add the following new provision to Section 33 of the MDA.

     33.9 Notwithstanding anything to the contrary in this Agreement, either Party may, at any time terminate this Agreement for convenience and without cause, without incurring any penalty of any kind, by giving not less than thirty (30) days written notice to the other Party which notice shall state the effective date of termination. Upon the effective date of termination, neither Party shall have any further liability to each other of any kind, except for any liabilities arising from those sections of this Agreement described in Section 43 “Survival”.
7. Limitation on Amendment/No Waiver. Except as otherwise provided herein, no other terms and conditions of the MDA are hereby modified or amended in any manner. Nothing herein shall constitute a waiver of any rights or remedies that accrued or that may have accrued prior to the execution of this Amendment and each party reserves the right to assert such rights and/or remedies at any time.
By signing below, each party agrees to the terms of this Amendment:

Intel Corporation

By:	/s/ Sriram Viswanathan

Title:	Vice President, Intel Architecture Group
GM, WiMAX Program Office

Date:	May 4, 2010

Clearwire Corporation

By:	/s/ G. Michael Sievert

Title:	Chief Commercial Officer

Date:	May 3, 2010